UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2011

ECOBLU PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	000-53875	20-8677788
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

909 West Vista Way, Vista, CA 92083
 (Address of Principal Executive Offices)

(760) 732-5826
Registrants Telephone Number

______________________________
(Former Name or Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01  Entry into a Material Definitive Agreement.

On February 14, 2011, the Ecoblu Products Inc. (“Ecoblu”)  has entered into an investment agreement (the “Investment Agreement”)  with Manhattan Resources Limited, a Singapore Corporation (“MRL”) and Dato’ Low Tuck Kwong (“LTK”), a controlling shareholder of MRL (the “Investment Agreement”).

On February 14, 2011, Ecoblu has also entered into a revolving credit and warrant purchase agreement (the “Credit and Warrant Agreement”) with MRL.  A summary of the material terms of these two agreements are as follows:

(i)        pursuant to the terms of the Investment Agreement, Dato’ Low Tuck Kwong will subscribe for 81,000,000 shares in Ecoblu (“Sale Shares”), representing approximately 45.5 percent of the resulting total issued and outstanding common equity of Ecoblu, for an aggregate consideration of $5,000,000. Dato’ Low Tuck Kwong will sell the Sale Shares to MRL, for the same consideration, subject to approval from shareholders of MRL; and

(ii)       pursuant to the terms of the Credit and Warrant Agreement, MRL will extend a $5,000,000 revolving facility (the “Loan Facility”). In consideration of the Loan Facility, Ecoblu will issue the Company a warrant to subscribe for 50,000,000 shares in Ecoblu (“Shares”) at an exercise price of US$0.10 per Share (the “Warrant”).

In the event MRL purchases the Sale Shares from LTK and if they fully exercised the Warrant which would be granted upon final approval of the Credit and Warrant Agreement, both of which are subject to MRL shareholder approval, MRL would acquire an aggregate of 131,000,000 Shares representing approximately 54.5 percent of the resulting total issued and outstanding common equity of Ecoblu, for an aggregate consideration of $10,000,000. As of the date of this report no warrants have been issued to MRL due to the remaining approval requirements.

On February 16, 2010, the Company received payment of $5,000,000 from LTK pursuant to the Investment Agreement.

The Company considered several factors related to both the initial sale of common equity and the entry into the Credit and Warrant Agreement with MRL which include but were limited to: our need for operating capital, the immediate need for capital to satisfy our liabilities, our limited opportunities for financing on terms favorable to the Company, our recent market price and volume for our equity, the potential availability of the revolving line of credit from MRL, the good faith actions of MRL and its affiliates related to advances interim loans to the Company, termination of warrants and other conversion rights and the potential for future support as a significant shareholder of substantial financial strength.

Investment Agreement Use of Proceeds:
Ecoblu will use all of the proceeds from the purchase of the Purchased Shares to (i) pay accrued interest on the 3/10 Notes; (ii) repay $380,000 previously advanced by Steven Conboy to the Company; (iii) discharge all working capital loans currently extended to the Company, including $739,200 owed to MRL; and (iv) provide working capital, including the purchase of lumber or chemicals or for investment in fixed assets, including the establishment of coating and/or storage facilities, provided that any single expenditure in excess of $250,000 shall be pursuant to the Company’s annual Board-approved business plan or otherwise pursuant to specific Board approval.

Warrants:

(i)        Exercise Price.  The exercise price of the Warrant is $0.10 per Share (the “Exercise Price”).

(ii)       Termination Date. The Warrant is exercisable for a period of five years from the date of issuance.

(iii)      Exercise. The Warrant may be exercised in full or in part.

(iv)      Payment Terms.  Payment of the Exercise Price shall be made by wire transfer to an account designated by Ecoblu in writing or by certified or official bank check payable to the order of Ecoblu. MRL may also pay the exercise price at their election by off-set against any outstanding balance due pursuant to the Loan Facility.

(v)       Adjustments. The Exercise Price and the number of Shares issuable pursuant to the exercise of the Warrant is subject to certain adjustments which include, inter alia, the splitting, subdivision or combination of the Shares, or the declaration of dividend or making of a distribution.

Loan Facility:

(i)        Period: MRL shall make loans on a revolving basis from time to time from the “Effective Date”(which is contingent upon Shareholders’ approval and all other regulatory approvals being obtained by MRL) until three years from the Effective Date (the “Expiration Date”).

(ii)       Amount: The loan shall be made in such aggregate amounts as Ecoblu may request with prior approval of its board of directors and be in multiples of $500,000, provided that the aggregate outstanding principal of all loans shall not at any time exceed $5,000,000 less the aggregate investment, if any, made by MRL pursuant to the exercise of the Warrant.

(iii)      Repayment: Each loan shall be due and payable, together with accrued interest, three months from the date it is advanced but not later than the Expiration Date.

(iv)      Interest: Payable on any unpaid principal amount of each loan from the date of such loan until paid in full at a rate per annum of 6 per cent. After maturity, and at any time an event of default exists, accrued interest on all loans shall be payable on demand.

(v)       Use of Loan Proceeds: The loan proceeds are to be used solely for:

(a)       Note Repayment; and

(b)       Ecoblu’s working capital, including the purchase of lumber or chemicals or for investment in fixed assets, including the establishment of coating and/or storage facilities.

Board of Directors of Ecoblu.

On completion of the subscription of shares by LTK, the number of directors on the board of directors of Ecoblu (“Ecoblu Board”) will be increased from one to five members and LTK (or the MRL in the event they acquire the shares from LTK) will be permitted to propose for election two of the five directors, for purposes of filling the initial vacancies created by the increase in the size of the Ecoblu Board and subsequently for annual election by the shareholders of Ecoblu. No candidates have been proposed as of the date of this report.

Material relationships between the related parties

Dato’ Low Tuck Kwong (“LTK”)
LTK is deemed to be a “controlling shareholder” of MRL, as he indirectly owns more than 15 per cent of the issued shares of MRL. TLK also owns a majority interest in Newstar Holdings Pte Ltd, a Company of which we recently agreed to purchase chemical components.

Acquired Notes and Termination of Warrants and Conversion Rights Acquired
In December 2010, SLM Holding PTE, Ltd. (SLM) a wholly owned subsidiary of MRL bought loan notes from a group of third party investors issued by Ecoblu (the “Notes”), for the aggregate sum of $1,000,000, in anticipation of the agreements discussed in this Item 1.01. The use of proceeds for the investment agreement provide that Ecoblu repay the principal owing on the Notes amounting to approximately $1,287,000 together with accrued interest (“Note Repayment”).

In January 2011, SLM Holding PTE, Ltd. (SLM) a wholly owned subsidiary of MRL agreed to terminate various warrants it acquired from 3rd party holders for nominal consideration of $10. These comprise all right, title and interest in Series A through G Warrants issued March 26, 2010, for a total of 26,250,000 shares, and all rights granted to certain note holders to convert debt to 3,750,000 shares of the Company's common stock.

The referenced notes and warrants are those which were the subject of our disclosure filed on Form 8K on October 28, 2010 which we incorporate by reference in the entirety into this current report on Form 8K.

Promissory Note - Related Party (Conboy/Ecoblu)

On October 22, 2010, the Ecoblu borrowed from its President Steve Conboy, the sum of $380,000.00 with interest from October 22, 2010 on the unpaid principal at 9% interest per annum.  The unpaid principal and accrued interest is payable in full on demand.  Unpaid principal after the demand for payment shall accrue interest at 18% per annum.

Proceeds from the note were used to make $336,494 in payments related to the notes acquired by MRL and a portion of the proceeds from the Investment Agreement as disclosed in this Item 1.01are to be used to repay this outstanding Note.

Promissory Note - Related Party (Conboy/LTK)

On October 21, 2010 our President Steve Conboy executed a promissory note whereby; Steve Conboy promised to pay to LTK, the sum of Three Hundred Eighty Thousand US dollars and no cents ($380,000.00).  The repayment of the Note (including principal and interest, if any) is due in full on or before February 21, 2011 and thereafter upon demand.

The terms provide that the Note will be settled in all by assignment of nine million five hundred thousand (9,500,000) Rule 144 restricted shares in EcoBlu Products, Inc. (OTCBB: ECOB) from Steve Conboy’s personal share holdings.  Each share valued at .04 cents.

Subsequently, LTK assigned the proceeds from this note to Swanny Sujanty, an individual. The note was paid in full and all obligations were satisfied on January 18th 2011 with the transfer of 9,500,000 shares of restricted stock from Steve Conboy to Swanny Sujanty.

Repayment of loans for Purchase of Supplies and Inventory
Ecoblu will use the Loan Facility to repay monies owed by Ecoblu to MRL amounting to approximately $739,000 used for the purchase of supplies and inventory.

The preceding paragraphs  contained in this Item 1.01 are qualified in their entirety by reference to the form of Investment Agreement, the form of Revolving Credit and Warrant Agreement and the form of Warrant Termination Agreement, incorporated by reference in Exhibit 10.1,  Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K.

About Manhattan Resources Limited, a Singapore Corporation

Manhattan Resources Limited, through its subsidiaries and joint ventures, provides logistics, production, and other support services to the coal mining and oil and gas industries in Indonesia. The company engages in the ship chartering and provision of freight services, primarily for coal carrying activities; and leasing of mining equipment and machinery. It also provides agency, handling, and consultancy services; and coal mining ancillary services. The company is based in Singapore, Singapore.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 2.03.

This item disclosure incorporated by reference related to the Credit and Warrant Agreement is subject to the final approval of the Credit and Warrant Agreement by MRL shareholders and any other regulatory approvals that may be required of MRL.

Section 3 – Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 and 2.03 hereof is incorporated by reference into this Item 3.02.

All sales were issued as exempted transactions under Section 4(2) of the Securities Act of 1933 and are subject to Rule 144 of the Securities Act of 1933. The recipient(s) of our securities took them for investment purposes without a view to distribution.  Furthermore, they had access to information concerning our Company and our business prospects; there was no general solicitation or advertising for the purchase of our securities; and the securities are restricted pursuant to Rule 144.

Section 9 – Financial Statements and Exhibits
Item 9.01   Financial Statements and Exhibits

Exhibits

10.1	Investment Agreement
10.2	Revolving Credit and Warrant Agreement
10.3	Warrant Termination Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOBLU PRODUCTS, INC.

Date: February 16, 2011	By:	/s/ Steve Conboy, President
Name: Steve Conboy, President
Title: President
Principal Executive Officer and Principal Financial Officer